Exhibit 4.1

AMENDMENT NO. 1 TO SHAREHOLDER RIGHTS AGREEMENT

This AMENDMENT NO. 1 TO SHAREHOLDER RIGHTS AGREEMENT (this “Amendment”) is dated as of June 29, 2015 (the “Effective Date”) and amends that certain Shareholder Rights Agreement, dated as of December 14, 2005 (the “Rights Agreement”), by and between Mercury Systems, Inc. (formerly Mercury Computer Systems, Inc.), a Massachusetts corporation (the “Company”), and Computershare Trust Company, N.A. (formerly EquiServe Trust Company, N.A.) (the “Rights Agent”). All capitalized terms used herein, but not defined, shall have the meaning given to such terms in the Rights Agreement.

RECITALS

WHEREAS, in accordance with Section 27 of the Rights Agreement, prior to the occurrence of a Section 11(a)(ii) Event, the Company and the Rights Agent shall, if the Board of Directors of the Company so directs, amend any provision of the Rights Agreement without the approval of the holders of Common Stock of the Company; and

WHEREAS, the Rights Agent is hereby directed to join in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereby agree as follows:

1. Amendment of the Rights Agreement. The definition of the term “Final Expiration Date” as defined in Section 7(a) of the Rights Agreement is hereby amended and restated as follows: the language set forth below contained in clause (i) of the first sentence of Section 7(a) of the Rights Agreement:

“(i) the Close of Business on the tenth anniversary of the Record Date (the “Final Expiration Date”),”

is hereby removed in its entirety and replaced with:

“(i) June 30, 2015 (the “Final Expiration Date”),”.

2. Amendment of Exhibits. The exhibits to the Rights Agreement shall be deemed to be restated to reflect this Amendment, including all conforming changes.

3. Other Amendment; Effect of Amendment. This Amendment will be deemed an amendment to the Rights Agreement and will become effective on the Effective Date. In the event of a conflict or inconsistency between this Amendment and the Rights Agreement and the exhibits thereto, the provisions of this Amendment will govern.

4. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute one and the same instrument, it being understood that all parties need not sign the same counterpart. A signature to this Amendment transmitted electronically (including by fax and .pdf) will have the same authority, effect and enforceability as an original signature. No party hereto may raise the use of such electronic transmission to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through such electronic transmission, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

5. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment will remain in full force and effect and will in no way be affected, impaired or invalidated.

6. Further Assurances. Each of the parties to this Amendment will cooperate and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Amendment, the Rights Agreement and the transactions contemplated hereunder and thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

MERCURY SYSTEMS, INC.

By: _/s/ Gerald M. Haines II________
Name: Gerald M. Haines II
Title: Executive Vice President, Chief Financial Officer,
Treasurer, Chief Legal Officer, and Secretary

COMPUTERSHARE TRUST COMPANY, N.A.

By: _/s/ Dennis V. Moccia_____________
Name: Dennis V. Moccia
Title: Manager, Contract Administration

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